Exhibit 4.1

UNATION, INC.

(Regulation A+ Offering)

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into by and between UNATION, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), as of the date set forth below.

1. Subscription

Subject to the terms and conditions of this Agreement, the Investor hereby subscribes for and hereby agrees to purchase from the Company the securities described in the Offering Circular (the “Securities”) in the amount set forth on the signature page hereto (the “Subscription Amount”).

The Company shall have the sole and absolute discretion to accept or reject this subscription, in whole or in part, for any reason or no reason.

2. Offering

The Securities are being offered pursuant to Regulation A, Tier 1 under the Securities Act of 1933, as amended, and are described in the Company’s Offering Circular dated [●] (the “Offering Circular”).

The Investor acknowledges receipt of the Offering Circular. The Investor acknowledges that the Offering Circular contains important information regarding the Company, the Securities, and the risks associated with the investment.

3. Payment and Escrow

(a) The Investor hereby agrees to deliver the Subscription Amount in immediately available funds by one or more payment methods approved by the Company, including, without limitation:

●	ACH transfer

●	Wire transfer

●	Credit or debit card

●	Cryptocurrency (including, without limitation, Bitcoin (BTC), USD Coin (USDC), or Tether (USDT)), if approved by the Company in its sole discretion

The Company reserves the right, in its sole discretion, to accept or reject any cryptocurrency payment method at any time.

The use of cryptocurrency by the Investor constitutes solely a permitted payment mechanism for the purchase of Revenue-Backed Participation Securities and does not alter the legal characterization, rights, restrictions, or conversion mechanics of the Securities described in the Offering Circular.

(b) All payments shall be made directly to the escrow account (the “Escrow Account”) established pursuant to that certain Escrow Agreement by and among the Company, the escrow agent named therein (the “Escrow Agent”), and the Investors.

(c) The Investor acknowledges and agrees that:

●	All funds will be held in the Escrow Account pending acceptance or rejection of the subscription by the Company;

●	The Investor shall have no right, title, or interest in or to the Escrow Account or the funds held therein, except as expressly provided in the Escrow Agreement; and

●	Funds will not be released to the Company except in accordance with the Escrow Agreement and Section 5 of this Agreement, and only upon acceptance of the subscription by the Company.

4. Acceptance of Subscriptions

All subscriptions are subject to acceptance by the Company, in whole or in part, in its sole and absolute discretion.

A subscription shall not be deemed accepted unless and until:

(i) this Agreement has been duly executed and countersigned by an authorized officer of the Company; and

(ii) the Subscription Amount has been received in immediately available funds.

For the avoidance of doubt, the Company shall have sole discretion to accept or reject any subscription, in whole or in part.

Once accepted by the Company in accordance with this Section 4, a subscription may not be revoked by the Investor without the consent of the Company.

The Escrow Agent shall have no duty or obligation whatsoever to determine whether any subscription has been accepted or rejected and shall be entitled to rely conclusively and exclusively upon written instructions from the Company regarding the acceptance or rejection of subscriptions.

The Company may accept subscriptions on a rolling basis and may conduct one or more closings.

5. Closing; Release of Funds

(a) Upon acceptance of a subscription by the Company or if the Offering is terminated, and confirmation that the Subscription Amount has been received in immediately available funds:

●	The Company shall deliver written instructions to the Escrow Agent directing the release of such funds; and

●	The Escrow Agent shall release such funds to the Company upon receipt of written instructions from the Company confirming that the subscription has been accepted by the Company in accordance with Section 4 of this Agreement.

(b) The Escrow Agent shall have no obligation to verify the accuracy of any such instruction and shall be entitled to rely conclusively thereon.

(c) The Company may, in its sole discretion, accept subscriptions and effect closings on a rolling basis, and multiple closings may occur without prior notice to any Investor.

6. Description of Securities

The Investor acknowledges that the Securities:

●	represent contractual participation securities tied to revenue-based participation rights;

●	entitle the Investor to participate in specified Revenue Participation Payments of the Company, subject to the terms and limitations described in the Offering Circular;

●	provide for a Return Cap equal to 150% of the Investor’s Subscription Amount;

●	automatically convert on a one-for-one basis into shares of the Company’s Class A common stock upon the occurrence of a Conversion Event described in the Offering Circular, including the applicable Outside Conversion Date;

●	do not provide guaranteed payments, fixed repayment obligations, or guaranteed returns;

●	are not debt obligations of the Company; and

●	do not provide voting rights prior to conversion into Class A common stock.

The Investor further acknowledges that no additional payment or consideration will be required upon conversion into shares of the Company’s Class A common

The Securities are further described in the Offering Circular.

7. Investor Representations and Warranties

The Investor represents and warrants to the Company as follows:

(a) Authority

The Investor has full power and authority to enter into this Agreement and perform its obligations hereunder.

(b) Investment Intent

The Investor is acquiring the Securities for investment purposes only and not with a view to resale or distribution.

(c) Understanding of Risks

The Investor acknowledges that:

●	Revenue Participation Payments depend on Company revenue performance;

●	the applicable Return Cap may never be achieved;

●	Revenue Participation Payments may be delayed, reduced, or not made;

●	the Securities are not debt instruments and do not provide guaranteed repayment;

●	the Securities automatically convert into shares of Class A common stock upon the occurrence of a Conversion Event, including the applicable Outside Conversion Date described in the Offering Circular; and

●	there may be limited or no liquidity for the Securities or the Class A common stock issuable upon conversion.

(d) No Reliance on Oral Statements

The Investor acknowledges that no person has been authorized to make any representations or warranties concerning the Company or the Securities other than as set forth in the Offering Circular, and the Investor has not relied upon any such other representations.

(e) Access to Information

The Investor has had the opportunity to:

●	Review the Offering Circular

●	Ask questions of the Company

●	Obtain additional information

(f) Financial Ability

The Investor has such knowledge and experience in financial matters that he, she, or it is capable of evaluating the merits and risks of the investment.

(g) Compliance with Law

The Investor is acquiring the Securities in compliance with applicable laws and regulations.

8. Restrictions on Transfer

The Investor acknowledges that:

●	The Securities are restricted securities; and

●	may not be transferred except in compliance with applicable securities laws and subject to applicable restrictions imposed by the Company.

9. No Guarantee of Returns

The Investor acknowledges that:

●	Revenue Participation Payments are dependent upon Company revenue performance;

●	there is no guaranteed timeline for Revenue Participation Payments or conversion;

●	the Company is not obligated to make payments independent of actual revenue generation; and

●	the value of any Class A common stock issued upon conversion may fluctuate and may not provide liquidity or economic return.

10. Tax Matters

The Investor understands that the tax consequences of this investment may be complex and agrees to consult with his, her, or its own tax advisors.

11. Indemnification

The Investor hereby agrees to indemnify and hold harmless the Company from any loss arising out of a breach of the Investor’s representations or warranties.

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

13. Entire Agreement

This Agreement, together with the Offering Circular and related offering documents, constitutes the entire agreement between the parties with respect to the subject matter hereof.

14. Electronic Execution

This Agreement may be executed electronically and in counterparts, each of which shall be deemed an original.

15. No Escrow Agent Relationship

The Investor acknowledges that the Escrow Agent is not acting as an agent, fiduciary, or advisor to the Investor and has no duties to the Investor except as expressly set forth in the Escrow Agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Investor Information

Name: __________________________

Address: ________________________

Email: __________________________

Phone: __________________________

Subscription Amount

$ _______________________________

Payment Method

☐ ACH

☐ Wire

☐ Credit/Debit Card

☐ Cryptocurrency (Specify): __________________

Investor Signature

Signature: _______________________

Name: ___________________________

Date: ____________________________

Accepted by UNATION, INC.

By: _____________________________

Name: ___________________________

Title: Authorized Officer

Date: ____________________________

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